19 Exhibits 19.7 - 19.8

19.8 Exhibit 13 (b)

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Koninklijke Philips Electronics N.V., a company incorporated under the laws of The Netherlands (the “Company”), hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2012 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 25, 2013

/s/ R.H. Wirahadiraksa

Name: R.H. Wirahadiraksa

Title: Executive Vice-President, Chief Financial Officer,

member of the Board of Management and

the Executive Committee

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

Annual Report 2012      271